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                             P & F INDUSTRIES, INC.

                                   EXHIBIT 4.9


                                 AMENDMENT NO. 6
                                       TO
                                CREDIT AGREEMENT

      THIS AMENDMENT NO. 6 TO CREDIT AGREEMENT, is entered into as of June 13, 2002 (the "Amendment"), by and among P&F INDUSTRIES, INC., a Delaware corporation ("P&F"), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic"), EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy") and GREEN MANUFACTURING, INC., a Delaware corporation ("Green") (P&F, Florida Pneumatic, Embassy and Green, the "Co-Borrowers"), and CITIBANK, N.A. (successor-in-interest to European American Bank), a New York banking corporation (the "Bank").

                                   BACKGROUND

      The Co-Borrowers and the Bank are parties to a Credit Agreement, dated as of July 23, 1998 (as same has been amended by Amendments Nos. 1, 2, 3, 4 and 5 thereto, the "Credit Agreement"), pursuant to which the Bank provides the Co-Borrowers with certain financial accommodations.

      The Co-Borrowers have requested that the Bank revise Section 7.12(b) of the Credit Agreement and the Bank is willing to do so on the terms and conditions hereinafter set forth. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

      Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                     ARTICLE
                         AMENDMENT TO CREDIT AGREEMENT.

      Section 1.1 Section 7.12(b) of the Credit Agreement is hereby amended in its entirety to provide as follows:

            "(b) MINIMUM CAPITAL BASE. Maintain a Consolidated Capital Base at all times, of at least $16,000,000."

                                   ARTICLE II.
                          CONDITIONS OF EFFECTIVENESS.
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      Section 2.1. This Amendment shall become effective as of the date hereof, upon receipt by the Bank of this Amendment, duly executed by each Co-Borrower and each Corporate Guarantor.

                                  ARTICLE III .
           REPRESENTATIONS AND WARRANTIES; EFFECT ON CREDIT AGREEMENT.

      Section 3.1. Each Co-Borrower hereby represents and warrants as follows:

            a. This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

            b. Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment No. 5 Effective Date.

            c. No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

            d. No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

      Section 3.2. EFFECT ON CREDIT AGREEMENT.

            a. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

            b. Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            c. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                                   ARTICLE IV.
                                 MISCELLANEOUS.

      Section 4.1. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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      Section 4.2. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      Section 4.3. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

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      IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this
Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                              P&F INDUSTRIES, INC.


                              By:  _______________________
                              Name: Joseph A. Molino. Jr.
                              Title: Vice President


                              FLORIDA PNEUMATIC MANUFACTURING
                              CORPORATION


                              By:  _______________________
                              Name: Joseph A. Molino, Jr.
                              Title: Vice President


                              EMBASSY INDUSTRIES, INC.


                              By:  _______________________
                              Name: Joseph A. Molino, Jr.
                              Title: Vice President


                              GREEN MANUFACTURING, INC.


                              By:  _______________________
                              Name: Joseph A. Molino, Jr.
                              Title: Vice President


                              CITIBANK, N.A.


                              By:  _______________________
                              Name:
                              Title:

ACKNOWLEDGED AND ACCEPTED:

STATE BANK OF LONG ISLAND


By:________________________
Name:
Title:


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The undersigned, not parties to the Credit Agreement but as Corporate Guarantors under Corporate Guaranties, dated as of May 3, 2002, executed in favor of the Bank, hereby accept and agree to the terms of the foregoing Amendment and further acknowledge that their respective Corporate Guaranties are in full force and effect and are hereby ratified and confirmed.

                              NATIONWIDE INDUSTRIES, INC.


                              By:  _______________________
                              Name: Joseph A. Molino. Jr.
                              Title: Vice President


                              COUNTRYWIDE HARDWARE, INC.


                              By:  _______________________
                              Name: Joseph A. Molino, Jr.
                              Title: Vice President


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